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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

The Board of Directors
PDG Environmental, Inc.
Pittsburgh, Pennsylvania


We consent to the incorporation by reference in the Registration Statements on Form S-2 (File No. 333-115669) and on Forms S-8 (File Nos. 333-116079, 33-40699,
and 33-40700) of PDG Environmental, Inc. of our report dated April 15, 2005, relating to the consolidated financial statements of PDG Environmental, Inc. and Subsidiaries included in its Annual Report on Form 10-K for the year ended January 31, 2005.


/s/ Parente Randolph, LLC

Pittsburgh, Pennsylvania
May 2, 2005